AVENSYS INC.
                     (constituted under the laws of Quebec)

                                                            $487,500 No.: 2005-1

                         UNSECURED CONVERTIBLE DEBENTURE
                                 AT 15% INTEREST
                           MATURING SEPTEMBER 1, 2007

1.    PROMISE TO PAY

      1.1 AVENSYS INC. (the "Company"), for value received, hereby acknowledges that it owes and promises to pay to FONDACTION (the "Holder") or to its rightful claimants:

            1.1.1. the principal amount of four hundred and eighty-seven thousand five hundred dollars ($487,500) in legal tender of Canada (the "Principal Amount"), upon presentation and surrender of this debenture at the Holder's address indicated in section 9 hereof; plus

            1.1.2. subject to subsection 1.2, the interest on the Principal
                  Amount at the rate of fifteen percent (15%) per annum effective herefrom or from the last date of payment of interest on which the interest was paid or made available for payment, whichever of these dates is most recent, up to payment in full of the Principal Amount. The Company shall send a cheque for this amount of interest to the Holder's address indicated in section 9 hereof, no less than three (3) days prior to each payment date, by postage-paid mail. The sending of such a cheque shall discharge the obligation to pay the interest on this debenture up to the amount it represents, unless this cheque is dishonoured upon presentation for payment.

      1.2 The interest shall be payable monthly on the first day of each month effective from April 1, 2005 until September 1, 2007 (the "Maturity Date").

      1.3 Subject to a case of default, as stipulated in section 7 hereof, the Principal Amount shall be due and payable by the Company on the Maturity Date. Any balance, if one exists, shall be payable no later than the Maturity Date in legal tender of Canada.

      1.4 In case of default, the interest on the Principal Amount on the interest payable shall accrue throughout the period of the said default at the rate of 18% per annum, computed daily and compounded annually, and such interest shall be payable on demand.


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2.    REPAYMENT OF THE DEBENTURE

      2.1. The Holder shall be entitled to require repayment of the debenture before the Maturity Date in case of default, as stipulated in section 7 hereof.

      2.2. At any time, the Company or C-CHIP TECHNOLOGIES CORPORATION ("C-CHIP") may prepay the debenture, but only in full, including the Principal Amount and the interest, before the Maturity Date without penalty ("Prepayment"), on condition that it honours all of the following conditions:

            2.2.1. the Company or C-CHIP shall notify the Holder, by registered mail, no less than forty-five (45) days prior to the Prepayment Date, of its intention to exercise its right of Prepayment, which notice shall specify the exact Prepayment Date; ("Notice of Prepayment")

            2.2.2. the Prepayment shall cover the totality of the Principal
                  Amount and the Interest Owing and shall not be partial.

      2.3. In such case, the Holder, within thirty (30) days preceding the deemed Prepayment Date stipulated in the Notice of Prepayment, may convert the amount of the Principal Amount and the Interest Owing into Restricted C-Chip Shares ("Notice of Conversion"), the whole according to the terms, conditions and provisions of the right conferred on the Holder under the terms of section 3 of this debenture. In such case, the provisions of section 3 of the debenture shall apply.

      2.4. In the event that FONDACTION does not send the Notice of Conversion, the Company or C-CHIP may repay the totality of the debenture in principal and interest without penalty on the Prepayment Date.

3.    RIGHT OF CONVERSION AT THE HOLDER'S OPTION

      3.1.  For the purposes hereof:

            3.1.1. "Restricted C-CHIP Share(s)" means the C-CHIP voting and participating common shares traded on the OTCBB;

            3.1.2. "C-CHIP" means C-CHIP TECHNOLOGIES CORPORATION or any entity succeeding it by merger or otherwise;


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            3.1.3. "Conversion Date" means the date when the Holder sends its notice accompanied by the debenture in accordance with subsection 3.2;

            3.1.4. "Interest Owing" means the amount of interest stipulated in paragraph 1.1.2 due on the Conversion Date;

            3.1.5. "OTCBB" means the American Over-the-Counter Bulletin Board exchange;

            3.1.6. "Conversion Price" means the average price in US dollars of the voting and participating share of C-CHIP's share capital weighted by volume, traded on the Over-the-Counter Bulletin Board exchange or any other exchange during the ten (10) days preceding the Conversion Date, from which a discount shall be deducted representing 17.5% of the said weighted average per share;

            3.1.7. "Exchange Rate" means the price payable in Canadian dollars to purchase one (1) US dollar according to the closing price the date before the conversion as determined by the Bank of Canada.

      3.2. The Holder shall be entitled, at its option and at any time, to convert this debenture or any portion thereof (and the interest due) into a number of Restricted C-Chip Shares that it determines according to the Conversion Price, by surrendering the debenture, accompanied by a duly completed Notice of Conversion, to the Company with a copy to C-CHIP at any time, during normal business hours, at the address indicated in section 9 hereof. The number of Restricted C-Chip Shares ("A") to which the Holder will be entitled shall be determined by adding the Principal Amount of the debenture ("C") and the Interest Owing ("I") multiplied by the Exchange Rate ("T") divided by the Conversion Price ("P"), as presented by the following formula:

                               A = [(C+I) X T] / P

            The Company and C-CHIP acknowledge that the conversion mechanism stipulated herein constitutes a stipulation for another party for the sole benefit of the Holder, which formally accepts it.

      3.3. Once the Holder complies with the provisions of subsection 3.2, the number of Restricted C-Chip Shares that must be issued following the Notice of Conversion shall be deemed to have been issued and the Holder shall be deemed to become the registered holder of these Restricted C-Chip Shares as at the date of the Notice of Conversion.


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      3.4.  C-CHIP, subject to the conditions applicable in securities matters, and no later than ten (10) days after the Conversion Date, shall remit to the Holder a share certificate registered in the Holder's name or in the name of any other person indicated in the Notice of Conversion for the number of Restricted C-Chip Shares to which the Holder is entitled.

      3.5. If the Holder elects to convert the totality of the Principal Amount then outstanding and the unpaid Interest Owing, if applicable, the issuance of the share certificates registered in the Holder's name or in the name of any other person indicated in the Notice of Conversion for the number of Restricted C-Chip Shares to which the Holder is entitled, subject to the conditions applicable in securities matters, shall constitute the fulfillment of all the obligations of the Company and of C-CHIP hereunder, such that any amount payable pursuant to this debenture shall be deemed to have been paid.

      3.6. The Holder may elect to convert less than the totality of the Principal Amount then outstanding and the interest accrued and unpaid. In such a case, upon conversion of this debenture, the Holder shall also be entitled to receive a new debenture in respect of the Principal Amount of this unconverted debenture, on the same terms and conditions as those hereof.

      3.7. The Company and C-CHIP undertake to the Holder, as long as a right to the conversion pertaining to this debenture can be exercised, to ensure that all the Restricted C-Chip Shares issued upon conversion of this debenture are duly and validly issued as Restricted C-Chip Shares, fully paid-up and non-callable, free of any preferred subscription or other right, and to keep available for purposes of issuance, free of any preferred subscription or other right, a sufficient number of authorized but unissued Restricted C-Chip Shares.

      3.8. No fractional Restricted C-Chip Shares shall be issued upon conversion and the number of Restricted C-Chip Shares issuable upon conversion shall be rounded to the nearest whole number of Restricted C-Chip Shares (one half of a Restricted C-Chip Share being rounded upward).

      3.9. Effective from the date of signing and execution hereof and as long as the Holder will be a creditor or shareholder of C-CHIP, C-CHIP undertakes the following:

            3.9.1. if the Holder converts this debenture, at its option, into
                  Restricted C-Chip Shares, then C-CHIP undertakes, if the Holder makes a written application to C-CHIP for this purpose, to prepare and file an SB-2 form and any other document with the competent securities authorities to which C-CHIP is subject, at the Holder's expense, within forty-five (45) days of the Holder's application, in accordance with the applicable laws, and to commit any other necessary act so that the Restricted C-Chip Shares held by the Holder can be traded and transacted freely on the OCTBB. In such case, the Holder shall not be required to assume fees of more than twenty-five thousand Canadian dollars (CA$25,000); and


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

            3.9.2. C-CHIP undertakes to keep the Holder regularly informed of the filing by C-CHIP of the next SB-2 form that will be filed with the regulators, so as to enable it to convert this debenture so that the Restricted C-Chip Shares that will then be issued are presented immediately to the securities regulators to which C-CHIP is subject under the SB-2 application in preparation. If the Holder gives C-CHIP written notice that it wishes to subject the Restricted C-Chip Shares to this new SB-2 form, then C-CHIP undertakes to take all the necessary steps, at its own expense, so that the Restricted C-Chip Shares held by the Holder are included in this SB-2 form in order that the Restricted C-Chip Shares held by the Holder can be traded and transacted freely on the OCTBB; and

            3.9.3. if C-CHIP or the Company proceeds with Prepayment of this debenture and the Holder thereby exercises the right of conversion to Restricted C-Chip Shares under the terms of the debenture, then C-CHIP undertakes, if the Holder so requests in writing, at C-CHIP's expense, to prepare and file an SB-2 form and any other document with the competent securities authorities to which C-CHIP is subject, within forty-five (45) days of the Holder's application, in accordance with the applicable laws, and to commit any act necessary so that the Restricted C-Chip Shares held by the Holder that will be issued can be traded and transacted freely on the OCTBB after the filing of the SB-2 form.

            3.10. In the event that C-CHIP goes beyond the forty-five (45) day time limit granted for it to finalize and file an SB-2 form as described in subsection 3.9 or defaults on any of the obligations incumbent on it under the terms of subsection 3.9, then C-CHIP shall pay on demand to FONDACTION the punitive damages payable, which shall be equivalent to one percent (1%) of the value of the Restricted C-Chip Shares which are or should have been the object of the SB-2 form for each successive period of thirty (30) late days computed from the date when the SB-2 form should have been filed with the regulators. As it chooses, C-CHIP shall have the option to pay the punitive damages payable to FONDACTION, either in cash or in totally negotiable C-CHIP shares.


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4.    ADJUSTMENT

      4.1. If any of the following events (an "Operation") occurs at any time prior to the Conversion Date:

            a) an amendment of C-CHIP's share capital by way of a subdivision or a split of the outstanding Restricted C-Chip Shares, an exchange for outstanding Restricted C-Chip Shares for shares of any other class of C-CHIP's share capital, or a consolidation of the outstanding Restricted C-Chip Shares into a smaller number;

            b) a combination or a merger of C-CHIP with any other company or entity (other than a combination or a merger which does not result in a reclassification of C-CHIP's outstanding Restricted C-Chip Shares or a change of C-CHIP's outstanding Restricted C-Chip Shares or a change of the Restricted C-Chip Shares into other shares or securities;

            c) a declaration by C-CHIP of a dividend on C-CHIP's Restricted C-Chip Shares payable in Restricted C-Chip Shares or in securities convertible into Restricted C-Chip Shares;

            d) any other event concerning any C-CHIP's shares of any class, including C-CHIP's Restricted C-Chip Shares, then outstanding and capable of adversely affecting or altering the rights attached to the Restricted C-Chip Shares;

            then the Holder shall be entitled, after the Operation, to convert the debenture into shares, securities, cash or other assets of the same kind and for the same amounts receivable as if the Holder had exercised its conversion right immediately prior to the Operation and participated in the Operation subsequently.

5.    ISSUE IN REPLACEMENT UPON LOSS OF THE DEBENTURE

      5.1 In case of deterioration, loss, destruction or theft of the debenture, the Company, subject to subsection 5.2, shall issue, sign and deliver a new debenture having the same date, the same Principal Amount and the same content as the deteriorated, lost, destroyed or stolen debenture, in exchange for and in replacement of the deteriorated debenture and its cancellation, or in replacement of the lost, destroyed or stolen debenture.

      5.2 The Holder shall assume the cost of issuance and also, as a precondition to the issuance of the debenture, shall furnish the Company with proof of deterioration, loss, destruction or theft of the debenture thus deteriorated, lost, destroyed or stolen that is reasonably acceptable to the Company, and the Holder may be required to furnish to the Company, at the Company's option, an indemnity in the amount and form satisfactory to it and to pay the reasonable expenses incurred by the Company in this regard.


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6.    GENERAL COMMITMENTS OF THE COMPANY AND C-CHIP

      The Company agrees and undertakes to the Holder:

      6.1   to pay or order payment of the Principal Amount on the Maturity
            Date;

      6.2 to pay punctually or order punctual payment of the accrued interest (including, in case of default, the interest on all the outstanding amounts) on the dates, at the place and in the manner mentioned herein;

      6.3 to maintain its existence at all times and carry on its activities in a correct, efficient and regular manner in accordance with sound business practices for a similar enterprise.

      The Company and C-CHIP agree and undertake jointly and severally to the
      Holder:

      6.4 to obtain all the necessary authorizations from the regulators having jurisdiction over the Company's securities, so that the Holder can benefit from its rights under the terms of this debenture and, without limiting the generality of the foregoing, so that the Holder can benefit from the conversion and adjustment rights stipulated in sections 3 and 4 of this debenture;

      6.5 to pay all the issue expenses of Restricted C-Chip Shares under the terms of this debenture and, without limiting the generality of the foregoing, all the legal fees and all the fees required to obtain the necessary authorizations from the regulators having jurisdiction over the C-CHIP securities so that the Holder can benefit from its rights under the terms of this debenture;

      6.6 to take all the necessary steps so that the delivery to the Holder of any certificate representing C-CHIP's Restricted C-Chip Shares pursuant to the provisions of this debenture includes the warranty that these Restricted C-Chip Shares have been validly issued and are outstanding, fully paid-up and non-callable.

7.    DEFAULT AND EXECUTION

      7.1   A case of default will occur if:

            7.1.1 the Company does not pay the Principal Amount or the Penalty when these amounts become payable pursuant to the provisions hereof and this default continues for a period of ten (10) days after the Company has received a notice to this effect;


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            7.1.2 the Company omits the payment of any interest payable on the debenture and this default continues for a period of ten (10) days after the Company has received a notice to this effect;

            7.1.3 an order is issued or a resolution is adopted for the winding up or liquidation of the Company or one of its major subsidiaries, or if the Company or one of its subsidiaries makes a proposal or assigns its property for the benefit of its creditors, or if a petition in bankruptcy is filed against the Company or one of its subsidiaries, or a trustee is appointed for it under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangements Act (Canada) or under any insolvency legislation, or if a seizure (unless the seizure is validly contested by the Company or, as the case may be, the subsidiary) or a judgment is executed against all or any material portion of the property of the Company or, as the case may be, of one of its subsidiaries;

            7.1.4 the Company omits to perform or observe any other commitment or condition hereof or of the debenture purchase agreement entered into on the same day with the Holder and this default continues for a period of ten (10) days after the Company has received a notice to this effect;

            7.1.5 the Company or one of its subsidiaries loses its legal existence or ceases to operate, in the normal course of its business, a substantial part of its enterprise, except with the Holder's prior consent;

            7.1.6 a case of default, within the meaning defined in any contract or commitment of the Company or of one of its subsidiaries, occurs and continues, which may materially and adversely affect the property of the Company or of one of its subsidiaries, its activities or its financial position;

            provided, however, that if the Company remedies such case of default or if there is a waiver by the beneficiary, then the case of default hereunder shall also be deemed to have been remedied.

      7.2 Subject to subsection 7.3, if a case of default occurs or continues, the Holder, at its option, by written notice given to the Company and to C-CHIP in the manner stipulated in section 9, may (i) request repayment of the debenture, and the Company then shall pay a price equivalent to the total of the Principal Amount then outstanding plus the interest accrued and unpaid as at that date, or (ii) request the conversion of the debenture according to the conditions of section 3. When it occurs, the payment or the conversion stipulated in this section shall be deemed to release the Company from its obligations hereunder, such that any amount payable pursuant to this debenture shall be deemed to have been paid.


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      7.3   When a case of default has occurred, the Holder, at its option, may exercise its rights by any recourse, action, suit or proceeding authorized or permitted by law and may produce its evidence or other documents necessary or desirable so that the Holder's claims are considered in any winding-up or liquidation or other proceeding in respect of the Company.

      7.4 No waiver of a case of default by the Holder shall have effect unless the Holder has consented to and signed this waiver. The exercise by the Holder of a right or remedy stipulated herein or otherwise does not imply a waiver by the Holder of this default or a waiver of the exercise of any other right or remedy. In delaying to exercise or in not exercising a right or a remedy granted hereby, the Holder shall not thereby waive this right or remedy, and the occasional or partial exercise of such right or remedy shall not prevent the Holder from availing itself of such right or remedy again or from exercising all the other rights and remedies granted to it under the terms hereof or otherwise.

      7.5 The rights and remedies granted to the Holder hereunder are cumulative and are simply added to the other rights and remedies that the laws of Quebec or of any other jurisdiction confer on it. The exercise by the Holder of a right or a remedy following a default or following the non-performance of a commitment or an obligation stipulated herein shall not imply any waiver and shall not affect or exclude any other right or remedy then open to the Holder.

8.    ASSIGNABILITY OF THE DEBENTURE

      Subject to the conditions stipulate din this debenture and the applicable provisions in securities matters, the Holder may sell, transfer, dispose of, pledge, alienate or otherwise assign the debenture in any manner whatsoever on simple notice to the Company.

9.    NOTICE

      Every notice or every other communication that must be given hereunder shall be given in writing and transmitted by registered or certified mail or by fax (on condition that it is followed by a copy by courier and that its receipt is assured) or delivered in person to the addresses mentioned hereinafter or to any other address or other fax number that may be designated by one of the parties in a written notice delivered to all the other parties:


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      9.1   to the Holder:

            FONDACTION, Le Fonds de developpement
            de la Confederation des syndicates nationaux pour la cooperation et l'emploi
            2175 Boul. de Maisonneuve Est, Suite 103
            Montreal (Quebec) H2K 4S3
            To the attention of the Chief Investment Officer
            Telephone: (514) 525-5505 or (800) 253-6665
            Fax: (514) 525-0863

      9.2   to the Company:

            AVENSYS INC.
            880 Selkirk
            Pointe-Claire (Quebec) H9R 3S3

            To the attention of the President
            Telephone: (514) 428-6766 #222
            Fax: (514) 428-1433

      9.2.1 to C-CHIP TECHNOLOGIES CORPORATION

            C-CHIP TECHNOLOGIES CORPORATION
            4710 Rue St-Ambroise, Suite 227
            Montreal (Quebec) H4C 2C7

            To the attention of Mr. Stephane Solis
            Telephone: (514) 337-2447
            Fax: (514) 397-0985

      Every notice or document given or transmitted hereunder shall be deemed delivered and received upon its delivery or its transmittal by fax during business hours or on the third business day following its mailing, when the postal service is operating normally, as the case may be.

10.   INTERPRETATION

      The division of the debenture into sections and the insertion of headings only serve for the purposes of consultation and shall have no effect on the interpretation hereof.

11.   SUBJECTION

      The debenture shall be governed and interpreted in accordance to the law applicable in Quebec.


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12.   EFFECTIVE DATE

      Notwithstanding the date of signing and execution of this debenture, the parties agree that the effective date of this debenture is February 28, 2005.

IN WITNESS WHEREOF, this debenture has been duly signed, executed and delivered by the Company on April .... 2005.

AVENSYS INC.


Per: /s/ Martin D'Amours
     --------------------------------
     Martin D'AMOURS
     President

INTERVENING HEREIN is C-CHIP, which declares that it has taken cognizance of this debenture and is bound by each of the terms, commitments and obligations stipulated in this debenture.

C-CHIP TECHNOLOGIES CORPORATION


Per: /s/ Stephane Solis
     --------------------------------
     Stephane SOLIS


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                                    TRANSFER

For value received, the undersigned hereby assigns and transfers to _________________________ this debenture, as well as the Principal Amount then outstanding and the interest accrued and unpaid, and hereby irrevocably constitutes and appoints _______________________________ as proxy to transfer the debenture in the ledgers kept by the Company with full powers of substitution in this regard.

(Date) _________________________________

In the presence of: _____________________________

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert _________________ dollars (indicate the Principal Amount then outstanding and the interest and the Penalty, if any) into Restricted C-Chip Shares (or any other share arising from the redesignation or reclassification of these shares) on the conditions set out in the debenture according to the conditions stipulated:

o     in section 3 of the debenture

(Print the name in which the shares issued upon conversion must be issued, delivered and registered)

---------------------------------------
(Name)

---------------------------------------
(Address)

---------------------------------------
(City, Province and Postal Code)


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